UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2023

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana,	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FCF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On January 31, 2023, Centric Financial Corporation (“Centric”), merged with and into First Commonwealth Financial Corporation (the “Company”), with the Company continuing as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 30, 2022 (the “Merger Agreement”), by and between the Company and Centric. Immediately following the Merger, Centric Bank, which was wholly owned by Centric, merged with and into First Commonwealth Bank, which is wholly owned by the Company (“FCB”), with FCB continuing as the surviving entity (the “Bank Merger”).
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Centric common stock was converted into the right to receive 1.09 shares of the Company’s common stock. At the Effective Time, each outstanding option and warrant to acquire shares of Centric common stock was cancelled in exchange for shares of the Company’s common stock equal to the value of the option or warrant. In addition, at the Effective Time, any unvested restricted stock vested in full and was entitled to receive 1.09 shares of the Company’s common stock.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on August 30, 2022, and is incorporated herein by reference.
On February 1, 2023, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2023, Patricia A. Husic, President and Chief Executive Officer of Centric and a director of Centric prior to the Effective Time, was appointed to the Board of Directors of the Company and FCB pursuant to the terms of the Merger Agreement. Ms. Husic has not been appointed to any Committees of the Board of Directors.
On August 30, 2022, FCB entered into a Consulting Agreement with Ms. Husic with a term of six months from the Effective Time. Under the Consulting Agreement, Ms. Husic will assist FCB in managing post-Merger integration activities, preserving and maintaining relationships with current and prospective customers, retaining employees, and providing market and industry knowledge, in exchange for a consulting fee in the amount of $100,000 payable in equal monthly installments.

Item 9.01	Financial Statements and Exhibits
Exhibits

99.1	Press Release dated February 1, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 1, 2023

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Matthew Tomb
Name:	Matthew Tomb
Title:	Executive Vice President, Chief Risk Officer, General Council